CONSOLIDATED-TOMOKA LAND CO.
NONQUALIFIED STOCK OPTION AWARD AGREEMENT

This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the "Agreement") is made as of the 1st day of August, 2011 (the "Grant Date") between CONSOLIDATED-TOMOKA LAND CO., a Florida corporation (the "Company") and John P. Albright (the "Grantee").

Background Information

The Company has adopted the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (the “Plan”) which is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”).  Section 5 of the Plan provides that the Committee shall have the discretion and right to grant Options, subject to the terms and conditions of the Plan and any additional terms provided by the Committee.  The Committee has granted an Option to the Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.  The Grantee desires to accept the grant of the Option and agrees to be bound by the terms and conditions of the Plan and this Agreement.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Agreement

1.           Grant of Option.  Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Grantee an option to purchase 50,000 Shares at an Option Price of $________ per Share (the "Option").  The extent to which the Grantee’s rights and interest in the Option becomes vested and non-forfeitable shall be determined in accordance with the provisions of Sections 2 and 3 of this Agreement.  The Option shall be a Nonqualified Stock Option.

2.           Vesting.  Except as may be otherwise provided in Section 3 of this Agreement, the vesting of the Grantee’s rights and interest in the Option shall be determined in accordance with this Section 2.  Prior to the first anniversary of the Grant Date, no portion of the Option shall be vested.  The Option shall vest according to the following schedule, provided that in all instances the Grantee is an Employee of the Company:

Date	Vested Percentage
1st Anniversary of the Grant Date	33%
2nd Anniversary of the Grant Date	66%
3rd Anniversary of the Grant Date	100%

3.           Change in Control.  Unless previously forfeited, any unvested portion of the Option shall vest upon the occurrence of a Change in Control.

4.           Term of Option.  The Option shall be exercisable during its term only to the extent it has vested in accordance with Section 2 or Section 3 of this Agreement.  The term of the Option commences on the Grant Date and expires upon the earliest of the following:

(a)           the 10th anniversary of the Grant Date;

(b)           12 months after the death of the Grantee;

(c)           12 months after the termination of the Grantee's employment with the Company due to Disability; or

(d)           30 days after the termination of the Grantee's employment with the Company for any reason other than death or Disability.

5.           Method of Exercise.  The Option is exercisable by delivery of an exercise notice, at such location and in such form as the Company shall designate (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be accompanied by payment of the aggregate Option Price as to all Exercised Shares.  The Option shall be deemed to be exercised upon receipt by the Company of such Exercise Notice accompanied by such aggregate Option Price.  No Shares shall be issued pursuant to the exercise of the Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Grantee on the date the Option is exercised with respect to such Exercised Shares.

6.           Method of Payment.  Payment of the aggregate Option Price shall be by any of the following, or a combination thereof, at the election of the Grantee:

(a)           cash; or

                (b)           check; or

(c)           deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates to; or

(d)           subject to the approval of the Committee, such other methods as provided by the terms of the Plan.

7.           Non-Transferability of Option.  The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution, except as otherwise permitted by the Committee in accordance with the terms of the Plan.  The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

8.           Tax Consequences.  Some of the federal tax consequences relating to the Option are set forth below.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(a)           Exercising the Option.  The Grantee will incur regular federal income tax liability upon exercise.  The Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.  The Company will be required to withhold from the Grantee's compensation or collect from Grantee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.  The Grantee shall pay all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the exercise of the Option. Such payment shall be made in full, at the Grantee's election, in cash or check, by withholding from the Grantee's next normal payroll check, or by the tender of Shares of the Company’s common stock. Shares tendered as payment of required withholding shall be valued at the closing price per share of the Company’s common stock on the date such withholding obligation arises.

(b)           Disposition of Shares.  The Grantee will realize capital gain equal to the excess of the amount realized from disposition of Shares over the Grantee's tax basis in the Shares. A Grantee’s tax basis in the Shares generally is the fair market value of the Shares on the date the Grantee exercises the Option.  The capital gain will be long-term or short-term depending on the length of time the Grantee held the Shares.

9.           No Effect on Employment or Rights under Plan.  Nothing in the Plan or this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee under the Plan or this Agreement.  If the Grantee's employment is terminated for any reason whatsoever (and whether lawful or otherwise), he will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of his rights or benefits (actual or prospective) under this Agreement or any Award or otherwise in connection with the Plan. The rights and obligations of the Grantee under the terms of his employment with the Company or any Subsidiary will not be affected by his participation in the Plan or this Agreement, and neither the Plan nor this Agreement form part of any contract of employment between the Grantee and the Company or any Subsidiary.  The granting of Awards under the Plan is entirely at the discretion of the Committee, and the Grantee shall not in any circumstances have any right to be granted an Award.

10.           Governing Laws.  This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

11.           Successors.  This Agreement shall inure to the benefit of, and be binding upon, the Company and the Grantee and their heirs, legal representatives, successors and permitted assigns.

12.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

13.           Entire Agreement.   Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

14.           Headings.   Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

15.           Additional Acknowledgements.  By their signatures below, the Grantee and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and this Agreement.  Grantee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement.

    IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date set forth above.

CONSOLIDATED-TOMOKA LAND CO.

BY:________________________________
      Chairman, Compensation Committee

I have read the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan adopted on April 28, 2010, and by my signature I agree to be bound by the terms and conditions of the Plan and this form of agreement.

Date:           _______________________________      ________________________________
Grantee Signature

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